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                               FIRST MODIFICATION
                                       TO
                        VOTING AND SHAREHOLDERS AGREEMENT
                        (Turan M. Itil and Eleonore Itil)


                  FIRST MODIFICATION TO VOTING AND SHAREHOLDERS AGREEMENT dated as of October ____, 1998 by and between PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP, having an office at 651 Day Hill Road, Windsor, Connecticut 06095 ("PVALP"), AND TURAN M. ITIL, and ELEONORE ITIL (referred to as the "MODIFYING PRINCIPAL SHAREHOLDERS").

                  WHEREAS, the Modifying Principal Shareholders have sole voting power over an aggregate of at least 1,419,200 common shares, $.001 par value per share ("COMMON SHARES"), of NeuroCorp, Ltd. (the "COMPANY") as more specifically set forth in Exhibit A attached hereto;

                  WHEREAS, pursuant to a certain Investment Agreement dated July 30, 1998 (the "INVESTMENT AGREEMENT"), PVALP made its first investment in the Company through the purchase of Preferred Stock and may make additional investments in the Company;

                  WHEREAS, PVALP and the Modifying Principal Shareholders and others are entering into a Voting and Shareholders Agreement dated July 30, 1998 (the "V&S AGREEMENT"); and

                  WHEREAS, the execution of this Agreement by the parties hereto is an accommodation by PVALP to Turan M. Itil.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

              ARTICLE I. SALES BY MODIFYING PRINCIPAL SHAREHOLDERS.

        1.1 PERMITTED SALES.

(a) Subject to the terms set forth below in this Article I, the Modifying Principal Shareholders may collectively sell publicly up to 40,000 Common Shares per year without the



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requirement of providing PVALP with its co-sale rights as set forth in
Article III of the V&S Agreement. The permitted sales shall be subject to the requirement that the aggregate holdings of all of the Principal Shareholders under the V&S Agreement shall not equal less than fifty and one-tenth of one percent (50.1%) on a fully diluted basis including all of the authorized Series C Preferred Stock whether or not actually issued.

(b) Subject to the terms set forth below in this Article I, the Modifying Principal Shareholders may collectively donate an additional 35,000 Common Shares per year to charitable institutions without the requirement of providing PVALP with its co-sale rights as set forth in Article III of the V&S Agreement.


     1.1 NOTICE OF PERMITTED PUBLIC SALES. The Modifying Principal Shareholders must deliver notice to the Company and to PVALP of an intent to sell any such Common Shares at least ten (10) business days prior to such sale. PVALP or its designee first (1st), and the Company second (2nd), shall each have the right to purchase such Common Shares on the terms proposed as described in such notice of shares to be sold at the closing sale price in the public market, or, if such price is unavailable, the average of the closing bid and asked prices in the public market on the date of such notice. PVALP and the Company shall exercise their rights of first and second refusal by notice to the Modifying Principal Shareholders within ten (10) business days following receipt of such notice.

     1.2 NOTICE OF PERMITTED DONATIONS. The Modifying Principal Shareholders must deliver notice to the Company and to PVALP of an intent to donate any such Common Shares at least ten (10) business days prior to any donation of the Common Shares to a charitable institution. The Modifying Principal Shareholders shall deliver along with such notice the signed agreement of such institution which shall grant a right of first (1st) refusal to PVALP or its designee, and right of second (2nd) refusal to the Company, to purchase the Common Shares on the terms described in the institution's notice of shares to be sold (such notice shall be delivered to


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PVALP and the Company at least fifteen (15) business days prior to any transfer or sale to invoke the 1st and 2nd rights of refusal) at the closing sale price in the public market, or, if such price is unavailable, the average of the closing bid and asked prices in the public market on the date of such notice. PVALP or its designee and the Company shall exercise their rights of first and second refusal by notice to the Modifying Principal Shareholders within ten (10) business days following receipt of such notice. The Modifying Principal Shareholders shall cause a restrictive legend to be imprinted on the back of each stock certificate to be delivered to such institution.

     1.3 REMOVAL FROM V&S AGREEMENT. Upon the sale of securities which are sold into the public marketplace as permitted hereby, such securities shall then not be covered by the V&S Agreement.

     1.4 CESSATION OF RIGHT TO SELL UPON OFFERINGS.

(a) The Modifying Principal Shareholders' right to sell and donate shares under
Section 1.1, shall cease during the period commencing upon the earlier of either the Company's board of directors' approval to commence an underwritten public offering of securities of the Company ("UNDERWRITTEN OFFERING") and extend up to one year following an Underwritten Offering for which the underwriter requires the directors and/or executive officers of the Company to refrain in whole or in part from selling or otherwise disposing of securities of the Company.

(b) The Modifying Principal Shareholders' right to sell shares under Section 1.1, shall cease upon notice from PVALP to the Company of a request of a Demand Registration or Piggyback Registration as provided for in the Investment Agreement at Article II thereof and such cessation shall extend up to one year following such offering.

     1.1 VOTING FOR TURAN M. ITIL AS DIRECTOR. Except as provided in Article I of the V&S Agreement, the Modifying Principal Shareholders may vote for Turan M. Itil as a director of the


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Company.

     1.2 NOTICES. Notices to the Modifying Principal Shareholders hereunder and under the V&S Agreement shall also be sent to their home address.

     1.3 REAFFIRMATION. Except as modified hereby, the V&S Agreement is hereby readopted and reaffirmed in its entirety, and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

                                 BY PVALP:

                                 PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP
                                 By:   Ventures Management Partners LLC
                                       Its General Partner

                                 By:   Pioneer Ventures Corp.,
                                       Its Managing Member



                                 BY:
                                     -------------------------------------
                                     Robert A. Lerman, President


               BY THE MODIFYING PRINCIPAL SHAREHOLDERS:




-----------------------------     -----------------------------------------
Turan M. Itil                    Eleonore Itil





                           CONSENTED TO AND AGREED TO:

                                 NEUROCORP, LTD.



                                 BY:
                                      ---------------------------------------



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                                      Vernon Wells, Chief Executive Officer







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                                    EXHIBIT A

                                       TO

                                VOTING AGREEMENT



                             PRINCIPAL SHAREHOLDERS



                                                                     NO. OF                      PERCENTAGE
                   NAME AND ADDRESS                                  SHARES                      OWNERSHIP
                   ----------------                                  ------                      -----------
Turan M. Itil
59 Tweed Boulevard                                                   897,200                       8.30%
Nyack, New York 10960

Eleonore Itil
59 Tweed Boulevard                                                   522,000                       4.83%
Nyack, New York 10960